Exhibit (d)(97)

AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT FOR

The TIAA-CREF Short Duration Impact Bond Fund and

TIAA-CREF GREEN BOND FUND

This AMENDMENT, dated November 16, 2018, to the Amended and Restated Investment Management Agreement (the “Agreement”), as amended, by and between the TIAA-CREF Funds (the “Trust”) and Teachers Advisors, LLC (“TAL”).

WHEREAS, the Trust has established two additional series, the TIAA-CREF Short Duration Impact Bond Fund and the TIAA-CREF Green Bond Fund (collectively, the “Funds”), for each of which the Trust would like Advisors to serve as investment manager pursuant to the terms of the Agreement between the Trust and Advisors, whereby Advisors provides investment management services to series of the Trust for a fee;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and TAL hereby agree to amend the Agreement as follows:

1.	The following Funds shall each be subject to the terms and provisions of the Agreement:

Short Duration Impact Bond Fund

Green Bond Fund

2.	The existing Appendix A of the Agreement shall be replaced in its entirety with the attached updated Appendix A.

IN WITNESS WHEREOF, the Trust and TAL have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, LLC

By:
Title:

APPENDIX A

(as of November 16, 2018)

International Equity Fund

Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.0	0.47%
Over $2.0--$4.0	0.44%
Over $4.0--$7.0	0.41%
Over $7.0--$10.0	0.38%
Over $10.0	0.35%

Growth & Income Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.0	0.42%
Over $2.0--$4.0	0.39%
Over $4.0--$7.0	0.36%
Over $7.0--$10.0	0.33%
Over $10.0	0.30%

Mid-Cap Growth Fund

Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.35%
Over $7.0--$10.0	0.32%
Over $10.0	0.29%

Quant Small-Cap Equity Fund

Quant Small/Mid-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.36%
Over $4.0--$7.0	0.33%
Over $7.0--$10.0	0.30%
Over $10.0	0.27%

Quant International Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$7.0	0.56%
Over $7.0--$10.0	0.53%
Over $10.0	0.50%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.0	0.82%
Over $2.0--$4.0	0.79%
Over $4.0--$7.0	0.76%
Over $7.0--$10.0	0.73%
Over $10.0	0.70%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.0	0.57%
Over $2.0--$4.0	0.54%
Over $4.0--$7.0	0.51%
Over $7.0--$10.0	0.48%
Over $10.0	0.45%

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Quant Large-Cap Growth Fund

Quant Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.30%
Over $2.0--$4.0	0.25%
Over $4.0--$8.0	0.20%
Over $8.0	0.15%

Quant International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.35%
Over $2.0--$4.0	0.30%
Over $4.0--$8.0	0.25%
Over $8.0	0.20%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Green Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.37%
Over $7.0--$10.0	0.36%
Over $10.0	0.35%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Bond Fund

Bond Plus Fund

Short Duration Impact Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$7.0	0.27%
Over $7.0--$10.0	0.26%
Over $10.0	0.25%

Short-Term Bond Fund

Inflation-Linked Bond Fund

5-15 Year Laddered Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$7.0	0.22%
Over $7.0--$10.0	0.21%
Over $10.0	0.20%

High-Yield Fund

Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.34%
Over $2.0--$4.0	0.33%
Over $4.0--$7.0	0.32%
Over $7.0--$10.0	0.31%
Over $10.0	0.30%

Emerging Markets Debt Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.53%
Over $2.0--$4.0	0.51%
Over $4.0--$7.0	0.49%
Over $7.0--$10.0	0.47%
Over $10.0	0.45%

Bond Index Fund	Money Market Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Social Choice International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.30%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.25%

Short-Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.07%

International Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.54%
Over $2.0--$4.0	0.53%
Over $4.0--$7.0	0.52%
Over $7.0--$10.0	0.51%
Over $10.0	0.50%